Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-105946, 333-117973, 333-139736, and 333-145030 on Form S-8 and No. 333-157196 on Form S-3 of First Security Group, Inc. of our report dated April 15, 2013 relating to the 2012 consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.
/s/ Crowe Horwath LLP
Brentwood, Tennessee
April 15, 2013